UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 28, 2025

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

As previously disclosed, on June 21, 2024, Eos Energy Enterprises, Inc. (the “Company”), entered into a credit and guaranty agreement (the “Credit Agreement”), which was subsequently amended by that certain omnibus amendment entered into on November 26, 2024, that certain First Amendment to Credit and Guaranty Agreement entered into on April 30, 2025, and the certain Second Amendment to Credit and Guaranty Agreement entered into on May 28, 2025, by and among the Company, certain of the Company’s subsidiaries as guarantors party thereto, Cerberus US Servicing, LLC, acting through Cerberus Capital Management II, L.P. (“Cerberus”), as administrative agent and collateral agent and the lenders party thereto from time to time (the “Lenders”), pursuant to which the Lenders have provided a $210.5 million secured multi-draw facility (the “Delayed Draw Term Loan”) that was made in four installments and a $105 million revolving credit facility, to be made available at the Lenders’ sole discretion and only if the Delayed Draw Term Loan is fully funded, on terms and subject to conditions set forth in the Credit Agreement.

On May 29, 2025, the Company entered into that certain Third Amendment to Credit and Guaranty Agreement (the “Third Credit Agreement Amendment”), by and among the Company, certain of the Company’s subsidiaries as guarantors thereto, Cerberus and the Lenders, pursuant to which, among other things, the Credit Agreement was amended to replace the definition of Specified Refinancing Transaction as defined therein.

This description of the Third Credit Agreement Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Third Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events.

On May 29, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell 18,750,000 shares of the Company’s common stock at a public offering price of $4.00 per share (the “Offering”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option, exercisable within 30 days after May 29, 2025, to purchase up to an additional 2,812,500 shares of the Company’s common stock. On May 30, 2025, the Underwriters exercised such option to purchase additional shares in full. The issuance and sale of 21,562,500 shares of the Company’s common stock was completed on June 2, 2025.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The sale of shares of the Company’s common stock was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-287629) (the “Registration Statement”), as supplemented by a preliminary prospectus supplement, dated May 29, 2025, and a final prospectus supplement, dated May 29, 2025, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 and incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the shares of common stock of the Company sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 29, 2025, between Eos Energy Enterprises, Inc. and J.P. Morgan Securities LLC and Jefferies LLC.
5.1	Opinion of Davis Polk & Wardwell LLP.
10.1	Third Amendment to Credit and Guaranty Agreement, dated May 29, 2025, by and among the Company, CCM Denali Debt Holdings, LP and Cerberus US Servicing, LLC.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2025	EOS ENERGY ENTERPRISES, INC.

	By:	/s/ Nathan Kroeker
	Name:	Nathan Kroeker
	Title:	Interim Chief Financial Officer, Chief Commercial Officer

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